Exhibit 5.1

November 28, 2025

SciSparc Ltd.

20 Raul Wallenberg Street, Tower A

Tel Aviv 6971916

Israel

Re: SciSparc Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for SciSparc Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a Registration Statement on Form F-3 (Registration No. 333-269839) (the “Registration Statement”), the prospectus included therein and the related prospectus supplement dated November 27, 2025 filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act” and “Prospectus Supplement”, respectively), with respect to the issuance and sale by the Company, in a registered direct offering (the “Offering”), of 1,292,557 ordinary shares, no par value (“Ordinary Shares”), pursuant to a securities purchase agreement, dated November 27, 2025 between the Company and the purchasers named therein (the “Securities Purchase Agreement”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement filed by the Company with the SEC under the Securities Act, on February 17, 2023, as declared effective on February 23, 2023; (ii) the base prospectus dated February 23, 2023 forming a part of the Registration Statement (the “Base Prospectus”); (iii) the Prospectus Supplement, dated November 27, 2025, in respect of the Offering (together with the Base Prospectus, the “Prospectus”); (iv) the Securities Purchase Agreement; (v) a copy of the amended and restated articles of association of the Company, as currently in effect; (vi) resolutions of the board of directors of the Company which relate to the Registration Statement, the Prospectus, and other actions to be taken in connection with the Offering; and (vii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.

As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, and in reliance thereon we are of the opinion that the Ordinary Shares issued in the Offering are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to a Report of Foreign Private Issuer on Form 6-K dated November 28, 2025 that is incorporated by reference in the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices